FOLEY, HOAG & ELIOT

                      ONE POST OFFICE SQUARE

                      BOSTON, MASSACHUSETTS 02109-2170

                                    --------

                     TELEPHONE 617-832-1000 1747         PENNSYLVANIA AVE., N.W.

                     ~ FACSIMILE 617-832-7000                         SUITE 1200

                     http://www.fhe.com                   WASHINGTON, D.C. 20006

                                                               TEL: 202-223-1200
                                                               FAX: 202-785-6687
                                  March 9, 2000

WaveRider Communications Inc.
255 Consumers Road, Suite 500
Toronto, Ontario
Canada  M2J 1R4

Ladies and Gentlemen:

         We are familiar with the Registration Statement on Form S-3, Registration Number 333-52834 filed on December 28, 2000 by WaveRider Communications Inc., a Nevada corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933 (the "S-3 Registration Statement"). The S-3 Registration Statement relates to the registration of 12,525,000 shares of the Company's Common Stock, $0.001 par value per share ("Shares"), which are issuable upon exercise of warrants and conversion of convertible notes.

         In arriving at the opinions expressed below, we have examined and relied on the following documents: (a) the Articles of Incorporation of the Company, as amended; (b) the Amended and Restated By-Laws of the Company; and
(c) the records of meetings and consents of the Board of Directors and stockholders of the Company provided to us by the Company. In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. We have further assumed that a sufficient number of duly authorized and unissued shares of the Company's Common Stock will be available for issuance at the time the Shares are sold in accordance with the terms thereof; and that the consideration received by the Company in respect of each Share will be no less than its par value.

  Based upon the foregoing, it is our opinion that:

     1. The Company has taken all necessary corporate action required to authorize the issuance and sale of the Shares; and

     2. The Shares will be, upon issuance, legally issued and fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the S-3 Registration Statement.

                                                 Very truly yours,

                                                 Foley, Hoag & Eliot LLP

                                                          /s/ David A. Broadwin
                                                 By: __________________________
                                                          a Partner